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                                                                    EXHIBIT 99.2

                         NOTICE OF GUARANTEED DELIVERY

                               OFFER TO EXCHANGE

             7.90% SERIES A SECURED EXPORT EXCHANGE NOTES DUE 2007
                          FOR ANY AND ALL OUTSTANDING
                  7.90% SERIES A SECURED EXPORT NOTES DUE 2007
                                       OF
                             SOUTHERN PERU LIMITED

     Registered holders of outstanding 7.90% Series A Secured Export Notes due 2007 (the "Old Notes") who wish to tender their Old Notes in exchange for a like principal amount of 7.90% Series A Secured Export Exchange Notes due 2007 (the "New Notes") and, in each case, whose Old Notes are not immediately available or who cannot deliver their Old Notes and Letter of Transmittal (and any other documents required by the Letter of Transmittal) to Citibank, N.A. (the "Exchange Agent") prior to the Expiration Date, may use this Notice of Guaranteed Delivery or one substantially equivalent hereto. This Notice of Guaranteed Delivery may be delivered by hand or sent by facsimile transmission (receipt confirmed by telephone and an original delivered by guaranteed overnight delivery) or by mail to the Exchange Agent. See "The Exchange
Offer -- Guaranteed Delivery Procedures" in the Prospectus.

                 The Exchange Agent for the Exchange Offer is:

                                 CITIBANK, N.A.

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           By Hand:                       By Mail:                 By Overnight Carrier:
        Citibank, N.A.                 Citibank, N.A.                 Citibank, N.A.
    Corporate Trust Window     c/o Citicorp Data Distribution, c/o Citicorp Data Distribution,
  111 Wall Street, 5th Floor                Inc.                           Inc.
   New York, New York 10043             P.O. Box 7072                 404 Sette Drive
                                  Paramus, New Jersey 07653      Paramus, New Jersey 07652
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              FACSIMILE FOR ELIGIBLE INSTITUTIONS: (201) 262-3240
                      TO CONFIRM FAX ONLY: (800) 422-2077

     Delivery of this Notice of Guaranteed Delivery to an address other than as set forth above or transmission of instructions via a facsimile transmission to a number other than as set forth above will not constitute a valid delivery.

     This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on Letter of Transmittal is required to be guaranteed by an Eligible Institution, such signature guarantee must appear in the applicable space provided on the Letter of Transmittal for Guarantee of Signatures.
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                   THE FOLLOWING GUARANTEE MUST BE COMPLETED

                             GUARANTEE OF DELIVERY
                   (NOTE TO BE USED FOR SIGNATURE GUARANTEE)

     The undersigned, a firm that is a member of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office, branch, agency or correspondent in the United States, hereby guarantees to deliver to the Exchange Agent at one of its addresses set forth above, the certificates representing the Old Notes, together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, and any other documents required by the Letter of Transmittal within five New York Stock Exchange, Inc. trading days after the date of execution of this Notice of Guaranteed Delivery.

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Name of Firm:                                    --------------------------------------------
  -------------------------------------          (AUTHORIZED SIGNATURE)
Address:                                         Title:
--------------------------------------------     --------------------------------------------

--------------------------------------------     Name:
                                                 --------------------------------------------
(ZIP CODE)                                       (PLEASE TYPE OR PRINT)

Area Code and Telephone Number:                  Date:
                                                 --------------------------------------------

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NOTE: DO NOT SEND NOTES WITH THIS NOTICE OF GUARANTEED DELIVERY. NOTES SHOULD BE
      SENT WITH YOUR LETTER OF TRANSMITTAL.